LOAN AGREEMENT N 045-KB/2002

 St.Petersburg "___" "________________ 2002

Saint Petersburg Joint Stock Bank Tavricheskiy (Open
Joint Stock Company), hereinafter refered to as "the
Bank", represented by the Chief of Credit department Mr
Vladimir P. Skaruk, acting on the basis of the power of
attorney No 54 of November 23, 2000, and
ENER1 USA INCORPORATED, hereinafter referred to as "the
Borrower", represented by the corporation director Mr
Mike Zoi, acting on the basis of the Charter, concluded
the present Agreement as follows:

                    1. SUBJECT OF THE AGREEMENT
1.1 Under the present Agreement the Bank is obliged to
transfer to the Borrower funds in amount of 1,200,000
(One million two hundred thousand) US dollars, and the
Borrower is obliged to pay back the specified amount of
the loan and the relevant interests on it under the terms
of the present Agreement.

                     2. THE BORROWER IS OBLIGED
2.1. To repay the loan amount not later than August 20,
2004.

 2.2. To pay the Bank interests on the loan amount
 outstanding quarterly not late than 28th (twenty eigth)
of the last month of the quarter at the rate of 8 (eight)
per cent calculated annually. The final interest payment
is due to with the last installment of the loan return.
Calculation of interests is effected up to the day of
entire execution of obligations under the present
Agreement (clause 3.9)

2.3. To provide the Bank with all the required
Agreements, contracts, information on all
bank accounts available, financial statements etc), that
can disclose financial situation of the Borrower, within
two days on receiving the Bank's request. The
above-mentioned information should be submitted to the
Bank in written form unless other is specified.

2.4. Not to assign rights and liabilities under the
present Agreement to any third persons without the Bank's
consent.

2.5. To inform the Bank of making any amendments to the
statutory documentation of the Borrower, changes in
number of shareholders and their shares and those who
auou have signed the loan documents on behalf of the company.
Information (confirming documentation) is due to be
presented to the Bank in written form, notary certified
within 3 (three) days on making the above amendments
(registration).

 3.TERMS OF THE LOAN GRANTING, LOAN REPAYMENT AND INTEREST
                            PAYMENTS

3.1. The loan amount is to be transmitted to the foreign
currency account of the Borrower (clause 6.2).

3.2. Interest payments on the loan amount outstanding are
to be paid from the date of remittance of funds from the
correspondent account of the Bank (or withdrawing from
the latter in any other way) until the date the funds
enter the correspondent account of the Bank (or
remittance of it to the latter in other way) inclusive of
entering

3.3. Calculation of interests is based on the interest
rate (per cents annually) and the amount of calendar days
considering the actual amount of days in the year (365
and 366 days correspondently).

3.4. The Borrower is to refund all the operational
expenses, concerned with execution of the present
Agreement not later the next day of the Bank's
notification about the expenses incurred.

3.5/ The loan repayment and interest payments may be in
ny other hard currency or in Russian roubles only with
he Bank's permission. The Borrower bears all the costs
f currency converting.

3.6. If the Borrower fails to repay the loan and/or
interests and/or pay for Bank's operating costs in time
(2.1., 2.2., 3.4.) , the Bank has the right to collect
amounts due according to the Agreement and the fine
(4.2.) by withdrawing the sum due from the Borrower's
from currency account of the Borrower (clause 6.2).
If the sum the Bank is able to receive in such
circumstances is not enough to repay the whole amount
the interest payments and fines are paid in the
first place, then the loan amount overdue and the
remaining sum is used to repay the current loan
obligations. The Bank has the right to change the queue
of repayments.

3.7. If It is impossible to withdraw the sum due from the
Borrower's from the currency account, the Bank has the
right to write off the current Agreement concerned debt
in Russian roubles from the Borrower's bank accounts. The
exchange rate used in such case is the exchange rate of
USD/RUR fixed by the Central Bank at the transaction date
plus 5%.
The Borrower bears all costs concerning currency
converting.

3.8. The Bank has the unilateral right to change dates of
loan repayment, to refuse to grant the loan in case the
Borrower doesn't follow the terms of the current
Agreement and if the Bank supposes that Borrower's
activities are such that it is evident that the Borrower
will be unable to repay its debts under present terms. If
it happens, the Bank informs the Borrower three calendar
days before it changes dates of repayments or terminates
the loan.

3.9. The date of the sides' obligations are fulfilled is
stated the date when the funds are withdrawn (transferred
to) the Bank's account or the date the Bank gets (loses)
 access to the money by other means.

          4. RESPONSIBILITY FOR FAILING OF FULFILLING THE
                       OBLIGATIONS

4.1. If the dates of loan repayment (2.1) and/or interest
payments(2.2) and(or) Bank's operating cost reimbursement
are violated, the Bank has the right to fine the Borrower
(the fine is 0.1% of the amount due for every day
overdue).

 4.2. If the Borrower fails to fulfil obligations (stated
 in 2.5) of the current Agreement, the Borrower pays the
 fine to the Bank (the fine is 0.05% of the loan amount
 for every day overdue)

 4.3. Losses concerning the current Agreement are to be
 paid in full amount, regardless of fines.

 4.4. The borrower is responsible for not fulfilling
 obligations of current Agreement, regardless of the guilt.

                    5. VALIDITY OF THE AGREEMENT.
                          OTHER CONDITIONS

5.1 The Agreement is valid until relevant obligations are
fulfilled.

5.2. All current and operational expenses are to be paid
by the Borrower, using the Bank's tariffs to the date of
the payment.

..3. Disputes concerning the present Agreement are
onsidered by The Arbitration Court of St-Petersburg and
eningradskaya Oblast.

5.4. The current Agreement is composed in two legally
equal copies. Each side of the Agreement keeps one copy.

               6. THE DETAILS OF THE PARTIES

6.1 Bank:
Saint Petersburg Joint Stock Bank Tavricheskiy (Open
Joint Stock Company)
39, Radischeva Street, St. Petersburg,
191123, Russia
INN 7831000108
BIC 044030877
Cor. acc.(1) 30101810700000000877 in GRKC GU CB RF in
Saint Petersburg

6.2 Borrower:

ENER1 USA INCORPORATED

550 W. Cypress Creek Road, Suite 120, Ft. Lauderdale
Florida. 33309,
KIO 00006, KPP 783585001,
Acc. 40807840800000002601
With Bank Tavrichesky,

7. SIGNATURE OF THE PARTIES Caaiuee / Borrower: ENER1 USA INCORPORATED Aeoaeoioa Eioiioaoee: Corporation director _________________________ Iaee Cie Mr Mike Zoi M.II. P.S.